Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 for our report dated March 15, 2019 relating to the financial statements of Members Mutual Holding Company appearing in the Prospectus, which is part of this Registration Statement, and our report dated March 15, 2019 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Chicago, IL

June 3, 2019